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              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C. 20549

                         _____________

                           FORM 8-K

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the

                Securities Exchange Act of 1934


Date of earliest event
  reported:  September 25, 2001


                        AMR CORPORATION
    (Exact name of registrant as specified in its charter)


        Delaware                     1-8400               75-1825172
  (State of Incorporation) ( Commission File Number)     (IRS Employer
                                                       Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas              76155
(Address of principal executive offices)            (Zip Code)


                        (817) 963-1234
                (Registrant's telephone number)







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Item 5.  Other Events

     AMR Corporation filed a Current Report on Form 8-K on September 19, 2001 (the "September 19 Report"). AMR Corporation is filing this Current Report on Form 8-K to supplement and update the information set forth in the September 19 Report.

     On September 11, 2001, two American Airlines aircraft were hijacked and destroyed in terrorist attacks on The World Trade Center in New York City and the Pentagon in northern Virginia. On the same day, two United Air Lines aircraft were also hijacked and used in terrorist attacks. In addition to the loss of all passengers and crew on board the aircraft, these attacks resulted in untold deaths and injuries to persons on the ground and massive property damage. In the immediate aftermath of the attacks, the Federal Aviation Administration (the "FAA") closed the U.S. airspace (except for military operations) for several days.

     Subsequent to the attacks and the resulting shutdown of the U.S. airspace, American announced that it planned to resume flying gradually until it reached approximately 80% of the schedule it flew prior to September 11, 2001. American also announced that, as a result of its schedule reduction and a sharp reduction in passenger traffic, it would reduce jobs by at least 20,000. American said that staff would be reduced in management and support staff groups, and all other groups across American, its wholly-owned subsidiary TWA Airlines LLC, and American Eagle Airlines, Inc., which is wholly-owned by AMR Corporation. American also plans to develop other programs to reduce its operating costs and conserve its financial resources.

     Also   subsequent  to  the  attacks,  Standard  &  Poor's
downgraded the senior unsecured credit rating of American from BBB- to BB and Moody's Investors Service downgraded the senior unsecured credit rating of American from Baa3 to Ba2. The long-term corporate credit ratings of American remain on Standard & Poor's CreditWatch with negative implications and Moody's has retained the credit ratings of American on review for possible downgrade.

     American has been notified by its insurers that its aircraft liability insurance coverage for claims caused by acts of war, terrorism, sabotage, hijacking and other similar perils will be canceled effective September 26, 2001. American's insurers have offered replacement coverage, and American intends to obtain this replacement coverage prior to the termination of its existing coverage. However, American will be charged significantly higher premiums for this replacement coverage, and this new coverage will be in a substantially reduced amount for claims not involving aircraft passengers.

     On September 22, 2001, President Bush signed into law the Air Transportation Safety and System Stabilization Act (the "Act") which, among other things, provides for (i) $5 billion in compensation for direct losses incurred by all U. S. airlines and air cargo carriers (collectively, "air carriers") as a result of the closure by the FAA of U. S. airspace following the September 11, 2001 terrorist attacks and for incremental losses incurred by air carriers through December 31, 2001 as a direct result of such attacks; (ii) subject to certain conditions, the availability of up to $10 billion in federal government guarantees of certain loans made to air carriers for which credit is not reasonably available as determined by a newly established Air Transportation Stabilization Board; (iii) the authority of the Secretary of Transportation to reimburse air carriers (which authority expires 180 days after the enactment of the Act) for the increase in the cost of insurance, with respect to a premium for coverage ending before October 1, 2002, against loss or damage arising out of any risk from the operation of an aircraft over the premium in effect for a comparable operation during the period September 4, 2001 to September 10, 2001;
(iv) at the discretion of the Secretary of Transportation, a $100 million limit on the liability of any air carrier to third parties with respect to acts of terrorism committed on or to such air carrier during the 180-day period following the enactment of the Act; (v) the extension of the due date


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Item 5.   Other Events (continued)

for the payment by eligible air carriers of certain excise taxes; (vi) compensation to individual claimants who were physically injured or killed as a result of the terrorist attacks of September 11, 2001; and (vii) the Secretary of Transportation to ensure that all communities that had scheduled air service before September 11, 2001 continue to receive adequate air service. In addition, the Act provides that, notwithstanding any other provision of law, liability for all claims, whether for compensatory or punitive damages, arising from the terrorist-related events of September 11, 2001 against any air carrier shall not be in an amount greater than the limits of the liability coverage maintained by the air carrier. American expects that it will be entitled to receive approximately $900 million of the compensation referred to in clause (i) above. American is considering whether it will seek to obtain government loan guarantees referred to in clause (ii) above, if available to American.

     The  impact  of  the  events of  September  11,  2001  on
American and the sufficiency of its financial resources to absorb that impact will depend on a number of factors, including the following: (i) the adverse impact of the terrorist attacks on the economy in general; (ii) the likelihood of a further decline in air travel because of these attacks and as a result of a reduction in American's operations; (iii) American's ability to reduce its operating costs and conserve its financial resources, taking into account any increased costs it will incur as a consequence of the attacks, including those referred to below; (iv) the higher costs associated with new airline security directives and any other increased regulation of air carriers; (v) the significantly higher costs of aircraft insurance coverage for future claims caused by acts of war, terrorism, sabotage, hijacking and other similar perils, and the extent to which such insurance will continue to be available; (vi) American's ability to raise financing in light of the various factors referred to in this paragraph; (vii) a possible increase in the price of jet fuel; (viii) the number of crew members who may be called for duty in the reserve forces of the armed services and the resulting impact on American's ability to operate as planned; (ix) the economic losses to American from the FAA's shutdown of the U.S. air traffic system; (x) any resulting declines in the values of the aircraft in American's fleet; and (xi) the extent of the benefits received by American under the Act, taking into account any challenges to and interpretations or amendments of the Act.

      At this point, American is unable to estimate the impact on it of the events of September 11, 2001 and their consequences, and the sufficiency of its financial resources to absorb that impact. However, given the magnitude of these unprecedented events and the possible subsequent effects, American expects that the adverse impact to its financial condition, its operations and its prospects will be material and could be highly material.












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                           SIGNATURE



     Pursuant  to the requirements of the Securities  Exchange
Act of 1934, the registrant has duly caused this report to  be
signed  on  its  behalf  by  the  undersigned  hereunto   duly
authorized.


                                       AMR CORPORATION



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  September 25, 2001